EXHIBIT 21

Subsidiaries of Registrant
(As of December 31, 2020)

Name	State or Jurisdiction of Incorporation or Organization

Douglas Insurance Agency, Inc.	Michigan
Flagstar Bank, FSB	United States of America
Flagstar Investment, LLC	Michigan
Flagstar Mortgage Securities, LLC	Delaware
Flagstar Opportunities Fund Limited Partnership	Michigan
Flagstar Opportunities, LLC	Michigan
Flagstar Real Estate Holdings, Inc.	Michigan
Flagstar Reinsurance Company	Vermont
Flagstar REO, LLC	Delaware
Flagstar Statutory Trust II	Connecticut
Flagstar Statutory Trust III	Delaware
Flagstar Statutory Trust IV	Delaware
Flagstar Statutory Trust V	Delaware
Flagstar Statutory Trust VI	Delaware
Flagstar Statutory Trust VII	Delaware
Flagstar Statutory Trust VIII	Delaware
Flagstar Statutory Trust IX	Delaware
Flagstar Statutory Trust X	Delaware
Grass Lake Insurance Agency, Inc.	Michigan
Lenderful, LLC	Michigan
Long Lake MSR, Inc.	Maryland
Long Lake REIT	Maryland
Propshop Mortgage, LLC	Delaware
REIT #1, Inc.	Michigan
REIT #2, Inc.	Michigan
REIT Holding Co #1, Inc.	Michigan
REIT Holding Co #2, Inc.	Michigan